EX-4.8 3 exhibit48.htm EX-4.8
Exhibit 4.8
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND THE TYPE OF INFORMATION THAT ARE BOTH CUSTOMARILY AND ACTUALLY TREATED AS PRIVATE AND CONFIDENTIAL. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Restated ASML - SMT Business Agreement

Between

ASML Netherlands B.V.

and

Carl Zeiss SMT GmbH

.

Table of Contents

Table of Contents

Preamble
I. Behavior & Culture
I.1 ........ Principles
I.2 ........ Behavioral Rules
I.3 ........ Relationship Management
I.4 ........ Cultural Program
II. Governance
II.1 ....... Overall Principle
II.2 ....... Roles & Responsibilities
II.3 ....... Decision Making Model
II.4 ....... Disagreements in Lithography Steering Committee
III. Interaction
III.1 ...... Meeting Structure
III.2 ...... Specification Alignment
III.3 ...... Information Flow
IV. Commercial
IV.1 ..... Scope of Lithography Business
IV.2...... Pricing Model
IV.3 ..... Investment & Cash Support
IV.4 ..... M&A
IV.5 ..... Divestments
IV.6 ....... Cost Allocation and Deviation Limits
IV.7 ..... Transparency & Validation
IV.8 ..... Historical Balances
IV.9 ..... Payment Terms
IV.10 .... Accounting
IV.11 .... Tax
IV.12 .... Exceptional Events
V. Competences, IP & Exclusivity
V.1 ...... Definitions
V.2 ...... Exclusivity
V.3 ...... Intellectual Property; Ownership & Licenses
V.4 ...... IP Disputes
VI. Marketing, Quality, Sustainability
VI.1 ..... Marketing
VI.2 ..... Quality
VI.3 ..... Sustainability
VII. Miscellaneous
VII.1 Effectiveness
VII.2 Term and Termination
VII.3 Applicable Law
VII.4 Dispute Resolution
VII.5 Confidentiality
VII.6 Change of Control
VII.7 Insolvency Event
VII.8 Material Breach
VII.9 Assignment
VII.10 Other
APPENDIX I – ASML LITHOGRAPHY BUSINESS PLAN
APPENDIX II – FINANCIAL INFORMATION PRODUCT LIST
APPENDIX IIIA – SMT’S MASTER PRODUCT LIST
APPENDIX IIIB – ASML’S MASTER PRODUCT LIST
APPENDIX IV – PRICING MODEL EXAMPLE
APPENDIX V – FINANCIAL PLANNING PROCESS

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APPENDIX VI
APPENDIX VII
APPENDIX VIII – LIST OF INTERNAL COMPONENTS AND INTERNAL SERVICES
APPENDIX IX – TRANSPARENCY DOCUMENTATION
APPENDIX X –DEPRECIATION SCHEDULE
APPENDIX XI
APPENDIX XII – CAPITAL UTILIZATION VARIANCE
APPENDIX XIII – SMT SUPPLY CHAIN REPORTING TEMPLATES
APPENDIX XIV – ASML DISCLOSURES REGARDING EXCLUDED ITEM TRANSACTIONS

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Table of Definitions
[***]

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Preamble

ASML Netherlands B.V., a corporation organized under the laws of the Netherlands (“ASML”) and Carl Zeiss SMT GmbH, a corporation organized under the laws of Germany (“SMT”) (jointly the “Parties”) have developed a highly successful and exclusive strategic cooperation in the field of lithography, based on a contractual framework comprising multiple agreements. ASML and SMT intend to continue to cooperate in a more integrated manner, with the mutual intent to support and add value for their end customers, grow the Lithography Business for both Parties, and share the overall responsibility of this business towards the end customers (the “Two Companies – One Business” concept). Certain decisions affecting the Lithography Business shall be taken by mutual agreement, as further described in this Agreement. With respect to the Lithography Business, each Party acknowledges that a strong focus on the Lithography Business as compared to other business activities is important and that each Party can only be successful with the other Party.

The Parties agree that the main, longstanding principles underpinning the “Two Companies – One Business” concept are (i) fair sharing of risk and reward (ii) transparency and (iii) simplicity, which need to be redefined. The Parties now intend to achieve a higher level of trust and stronger alignment and introduce an additional principle: (iv) jointly driving growth and profitability of the Lithography Business through enhancing end customer value. By better aligning interests, the Parties will become more effective in their decision making and execution, which is important to better serve the end customers who are facing increasingly complex roadmaps and industry consolidation, and which will benefit the business of each Party.

Therefore, the Parties have agreed to a new, integral agreement that supersedes any and all existing agreements between the Parties, to the extent that provisions in such existing agreements would contradict provisions in this new integral agreement (the “Agreement”). The Agreement includes the following three – strongly interrelated and mutually supportive – core elements:

(i)A Behavior & Culture Model that fosters mutual respect and understanding between the Parties;

(ii)A Governance Model that enables the Parties to become more effective, and integrated in their decision making and the execution of the strategy in the Lithography Business, and that reflects the integrity and autonomy of the two Parties within their respective Roles & Responsibilities ; and

(iii)A Commercial Model that inherently achieves increased trust through better aligning interests and establishing a price setting mechanism.

The Agreement went into effect as of 14 September 2021 (the “Original Effective Date”), and was amended pursuant to the following:

(i)“Amendment No. 1 and Closing Letter” with effective date 14 September 2021;

(ii)“Amendment No. 2” with effective date 1 August 2022;

(iii)“Amendment No. 3” with effective date 18 April 2023;

(iv)“Amendment No. 4” with effective date 1 April 2025; and

.

(v)“Amendment No. 5” with effective date 8 May 2025.
This Restated ASML - SMT Business Agreement (“Restated ASBA”) reflects the Agreement, as collectively amended on and before 8 May 2025 (the “Restated ASBA Effective Date”).

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I. Behavior & Culture

I.1     Principles

I.1.1    The Parties agree that mutual trust is key to the success behind the “Two Companies – One Business” concept. The Parties therefore commit to fostering a culture of innovation, collaboration, trust and respect as one of the key principles for their cooperation.

I.1.2     The Parties shall:

(i)make best efforts to understand and respect the other Party’s position and culture;

(ii)treat the other Party with respect and integrity; and

(iii)leverage their respective corporate cultures to best serve the Lithography Business as well as the semiconductor industry in general.

I.2     Behavioral Rules

The boards of management of both Parties, shall in good faith, mutually define rules on the behavior regarding any engagement between the Parties (the “Behavioral Rules”), which shall be cascaded down in the respective Party’s organizations and which shall be adhered to by the Parties at all times.

I.3     Relationship Management

I.3.1    Each Party shall appoint a manager who is responsible for promoting and supervising the Behavioral Rules within its company and acts as a liaison on this topic for the other Party (the “Relationship Manager”). In case of a breach of the Behavioral Rules, any employee can file a complaint with the Relationship Manager of its company.

I.3.2    The Relationship Manager shall first review the complaint. If it decides the complaint is warranted it shall discuss the complaint with the Relationship Manager of the other Party. The Relationship Managers shall make best efforts to jointly find a solution to address the complaint and to prevent breaches in the future.

I.3.3    In case the Relationship Managers are not able to find a joint solution, the Relationship Managers shall escalate the complaint to a dedicated board member of their respective companies. These dedicated board members shall in good faith discuss and resolve the issue.

I.3.4    The Lithography Steering Committee shall, on a bi-annual basis, review progress and the quality of the interaction, and any proposed recommendations as submitted by the Relationship Managers.

I.4     Cultural Program

The Relationship Managers shall mutually agree on a proposal for a joint program of activities to support the Behavioral Rules.

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II. Governance

II.1     Overall Principle

II.1.1    The Parties agree that, while needing closer alignment in order to achieve maximum value for the Lithography Business, they are separate, independent companies.

II.1.2    Certain decisions affecting the Lithography Business shall be taken by mutual agreement, as further described in this Agreement. Otherwise the Parties have autonomy to decide and execute within their respective Roles & Responsibilities.

II.2     Roles & Responsibilities

II.2.1    The Parties agree that, for optical lithography systems as well as for components and sub-systems thereof, ASML has the role and responsibilities of a system integrator and SMT has the role and responsibilities of a sub-system supplier, as further described in this Section (the “Roles and Responsibilities” or “R&Rs”).

II.2.2    ASML as system integrator:

(i)identifies areas to increase value for the mutual business and creates customer agreements ensuring compensation for the value generated;

(ii)holds overall responsibility for the system, the system architecture, serviceability and the related technical optimization trade-offs;

(iii)holds responsibility for any sub-systems except Core Components of SMT covering areas such as sub-system architecture, technical optimization/trade-offs (including interface and control of such sub-systems), and sub-system functionality; and

(iv)markets, delivers systems and service to end customers according to agreed specifications.

II.2.3    SMT as the sub-system supplier:

(i)supports initiatives to increase value for the mutual business and, where possible, brings in ideas to increase value;

(ii)holds responsibility for Core Components of SMT covering areas such as sub-system architecture, serviceability, technical optimization/trade-offs, and sub-systems functionality; and

(iii)delivers sub-systems and related service according to agreed specifications.

II.2.4    To address their shared responsibility to ensure performance and value agreed with the end customer at delivery and over the product lifetime, ASML and SMT shall jointly:

(i)take decisions in the Lithography Steering Committee as further described in this Agreement; and

.

(ii)agree on the SMT sub-system specification and its interface to the lithography system (including the access via an agreed standard interface to any integrated manipulation means in the sub-system) between Core Components of SMT and other parts of the lithography system, which are not Core Components of SMT, in order to ensure an optimal integration of the SMT sub-system.

II.2.5    If the jointly agreed sub-system specification cannot be met or maintained, then further work by both Parties within their specific R&Rs is needed to understand the root cause of the problem, resolve the problem and deliver the solution to end customer to fulfill their shared responsibility.

II.2.6    Within its respective R&Rs and respecting the other Party’s R&Rs, each Party is responsible for, without limitation:

(i)the implementation and execution of any decisions of the Lithography Steering Committee;

(ii)the selection of its suppliers;

(iii)the implementation and execution of investment decisions; and

(iv)the implementation and execution of cost-reduction programs.

II.3     Decision Making Model

ASML Lithography Business Strategy

II.3.1    Based on its understanding of the market needs, ASML will define the ASML strategy and roadmap for the Lithography Business (the “ASML Lithography Business Strategy”).

Lithography Steering Committee

II.3.2    The Parties shall establish a joint steering committee with three representatives from each Party, including at least two members of the respective boards of management from each Party (the “Lithography Steering Committee”).

II.3.3    The Lithography Steering Committee shall:

(i)annually discuss the ASML Lithography Business Strategy including the expectations around the investments and returns for both Parties resulting from it (the “ASML Lithography Business Plan” as further specified in APPENDIX I); and

(ii)on a quarterly basis decide on the topics defined in this Section. The Lithography Steering Committee may delegate by mutual agreement any such decisions to any other representative committees as established by the Parties.
II.3.4    The Lithography Steering Committee shall mutually agree on any investment related to the Lithography Business, that is in the good faith opinion of either Party (based on the information available to such Party at that time) expected to represent [***] (”Strategic Investment”).

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II.3.5    The Lithography Steering Committee shall mutually agree on any divestment of assets where [***] (“Strategic Divestment”).

II.3.6    The Lithography Steering Committee shall, with respect to the Core Components of SMT and Common Components and any other products supplied by SMT to ASML as part of the Lithography Business, mutually agree on:

(i)Product and product roadmap requirements (such as performance, lifetime performance, serviceability, service concept, timing), taking into consideration the related estimated value, costs and investments;

(ii)Long term operational capacity requirements, taking into consideration the related estimated costs and investments;

(iii)Product lead time and flexibility requirements, taking into consideration the related estimated costs and investments; and

(iv)Product related sustainability requirements, taking into consideration the related estimated costs and investments.

(the “Requirements”)
II.3.7    In case of any significant deviation:
(i)relating to the ASML Lithography Business Strategy or the ASML Lithography Business Plan, the Lithography Steering Committee shall discuss the deviations and the resulting impact on the ASML Lithography Business Plan; or
(ii)relating to a Strategic Investment or the execution of a Requirement or the underlying assumptions such as the related estimated value, costs and investment, the Parties shall jointly try to find a solution in accordance with the relevant decision making process as defined in Section II.3, paragraph 4 and 6, while continuing the execution for a period of three months. In case the Parties do not find a solution within said period, the Lithography Steering Committee shall mutually agree on the relevant Strategic Investment or Requirement, in accordance with Section II.3, paragraph 4 and 6 as applicable.

II.4     Disagreements in Lithography Steering Committee

Requirements

II.4.1    In the event a disagreement on any Requirement is primarily related to the unwillingness or inability of one Party to provide the necessary funding for said Requirement, the other Party shall, upon request, offer to support with such funding in accordance with Section IV.3. The former Party may reject such offer at its discretion and maintain its disagreement with respect to the Requirement.

II.4.2    If the Parties fail to reach mutual agreement within the Lithography Steering Committee on any Requirement, the Parties shall each identify one representative from within the Lithography Steering Committee with the mandate to within three (3) months resolve the disagreement in good faith. The representatives can either agree on the original Requirement, on a revised Requirement, or the Requirement shall be dropped.

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Non-Agreed Strategic Investments

II.4.3    If the Lithography Steering Committee fails to reach mutual agreement on a Strategic Investment (a “Non-Agreed Strategic Investment”), either Party may request a debate in which the Parties shall substantiate their positions.

II.4.4    In the event a disagreement on any Non-Agreed Strategic Investment is primarily related to the unwillingness or inability of one Party to provide the necessary funding for said Non-Agreed Strategic Investment, the other Party shall, upon request, offer to support with such funding in accordance with Section IV.3. The former Party may reject such offer at its discretion and maintain its disagreement with respect to the Non-Agreed Strategic Investment.

II.4.5    In the unlikely event that the Parties fail to resolve their disagreement of a Non-Agreed Strategic Investment, [***]

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III. Interaction

III.1     Meeting Structure

III.1.1    The Parties can by mutual agreement establish meetings for supporting and aligning on the execution of the Lithography Business and for any decision-making delegated by the Lithography Steering Committee. These meetings shall be reviewed and updated on a regular basis by the Parties by mutual agreement.

III.1.2    As of signing of this Agreement the Parties shall establish the following committees (“Relevant Meetings”).

III.1.3    All Relevant Meetings shall operate within the mandate and boundaries as set out below and as may be further defined by the Lithography Steering Committee, respecting each Party’s respective R&Rs. Any deadlocks in the Relevant Meetings on decisions mandated by the Lithography Steering Committee shall be escalated to the Lithography Steering Committee for resolution.

A.The Product Policy Meeting: In this meeting, ASML shall elaborate on the market requirements, and the resulting product strategy and roadmap for optical lithography systems. SMT and ASML shall discuss the ASML product strategy and roadmap, and the product and roadmap implications for SMT related to the Core Components and other relevant products as basis for the relevant Lithography Steering Committee decisions. This meeting takes place on a quarterly basis.

B.The Business Line Review Meeting for each of EUV 0.33NA, EUV 0.55NA and DUV: In these meetings, market/customer review, installed base review, product business plan and product execution review (incl. issue resolution) shall be addressed. These meetings shall take place on a two (2) monthly basis.

C.The Interface Meeting (“IFM”): In this meeting, the technical progress and execution of work on optical lithography systems and their components and sub-systems shall be reviewed, including roadmap/technology execution and related decisions. This meeting takes place five (5) times a year, and is followed by a management meeting which serves as primary escalation meeting for the IFM.

D.The Joint Operational Review Meeting (“JORM”): In this meeting, the operational progress of the output and infrastructure requirements shall be reviewed, and operational challenges (quality, logistics, capacity, demand, supply, customer support) shall be aligned on. This meeting takes place on a quarterly basis.

E.The Financial Planning Meeting (“FPM”): In this meeting (i) the financial planning process as described in APPENDIX V (“Financial Planning Process”) shall be coordinated, including requirements related to the exchange of financial information, (ii) the financial materials used for decision making in the Lithography Steering Committee shall be coordinated, and (iii) pricing shall be determined in accordance with the mechanism as described in Section IV.2 (Pricing Model). This meeting takes place on a quarterly basis. Based on the most recent forecast for the current fiscal year resulting from the Financial Planning Process, the expected CAPEX Financial Support and the expected Cash Support shall be forecasted and communicated by SMT to ASML on a quarterly basis, which will be discussed in the FPM.

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III.2     Specification Alignment

III.2.1    Based on the decision on Requirements provided by the Lithography Steering Committee, ASML and SMT shall mutually align on detailed Specifications or any change to the Specifications. Any Specifications which cannot be aligned on shall be escalated to the Lithography Steering Committee.

III.2.2    Every product supplied by SMT to ASML shall be defined by (a) the Element Performance Specification (EPS), (b) the “Abnahme” specification and if required and agreed (c) the Optical Column Warranty Sheet (OCWS) (“Specification”).

III.2.3    ASML and SMT shall apply the guidelines for the established way of working between both Parties to agree on the Specifications, reflected in the [***] for DUV and EUV 0.33NA (“Specification Guideline”) which may be amended by mutual agreement by the Parties.

III.2.4    ASML and SMT agree to review and adjust the Specification Guideline to include EUV 0.55NA and any other applicable products which may be amended by mutual agreement.

III.2.5    Any change to the Specifications shall be handled according to the then current version of the established [***] process for DUV and EUV 0.33NA and EUV 0.55NA which may be amended by mutual agreement.

III.3     Information Flow

III.3.1    The Parties commit themselves to a free flow of information (including technical and financial information) to the extent that is required:

(i)for the joint decision-making by (or delegated by) the Lithography Steering Committee as further described in this Agreement; or

(ii)for the execution of the Lithography Business by each Party within its R&Rs; or;

(iii)once per year ultimately by October 31 of each year, with respect to the products listed in APPENDIX II (as may be updated by the Parties from time to time with mutual agreement) to ensure compliance with the Applicable Accounting Standards:
•[***]
•Including a split of EUV Optical Columns into POB and Illuminator
•Excluding service parts

(iv)for product business plans which are the basis for decisions in the Lithography Steering Committee, and once per year in the first week of May (or a different moment as may be agreed by the Parties) for the update of existing product business plans that should cover all products specified in Appendix II (as may be updated by the Parties from time to time with mutual agreement), [***].

(the “Relevant Information”).

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III.3.2    The Relevant Information shall be shared between the Parties timely and openly, subject to the provisions with respect to confidentiality in Section VII.5, and the provisions on sensitivity of financial information in Sections IV.4.10 and IV.7.8. Furthermore, the Relevant Information shall not encompass any third party competitively sensitive information.

III.3.3    Each Party shall provide Relevant Information to the other Party upon its request.

III.3.4    In case of any disagreement with respect to either Party’s request for information as described above, the Parties shall first escalate their disagreement to the committee/meeting most relevant to the subject matter, such as the committees/meetings defined in Section III.1. If the Parties fail to resolve the disagreement in the respective committee, the disagreement shall be escalated to the Lithography Steering Committee.

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IV. Commercial

IV.1     Scope of Lithography Business

IV.1.1    Definitions:

(i)“Field of Interest” means all aspects of, for, or relating to (a) the production of semiconductors, including lithography, metrology, inspection, and/or packaging; (b) wafers and reticles and the production, design, processing, and handling of wafers and reticles; and (c) systems for operating or coordinating the operation of any of the foregoing.

(ii)“Item” of a Party or its Affiliates means anything in or for the Field of Interest, including hardware, software, services, licenses, and/or subscriptions, including all components of any of the foregoing whether provided separately, incorporated into a subassembly or complete assembly, or otherwise, for which such Party or its Affiliates has received revenue (“Sold”) and/or engages or has engaged in, or such Party or its Affiliates has an intent to engage in, any marketing, sales, or other commercialization activity.

(iii)“Excluded Item” means any Item which is not an Included Item.

(iv)“YS Item” means any Item that is an optical overlay wafer metrology system based on diffraction based overlay measurements marketed and Sold by ASML.

(v)[***]

(vi)“Included Item” means any Item of a Party or its Affiliates which is presently, or was in the past, any of the following:
a.An optical lithography system, a YS Item, or an excimer laser;
b.A component, consumable1, or sub-system (1) of or for an optical lithography system, (2) of or for a YS Item, (3) of or for an excimer laser, (4) of or for any other Included Item2, or (5) for operating an optical lithography system, a YS Item, an excimer laser, or such other Included Item (including, without limitation, any light source, any beam delivery system(s), any electronic system(s), and any software);
c.To the extent not either (1) an Included Item under paragraph 1(vi)(b) of this Section or (2) an Item specifically designed for incorporation into, or for operation or use with, a bona fide Excluded Item, software either (3) for operating any other Included Item, or (4) specifically designed for simulating, optimizing, diagnosing, or adjusting any aspect of the performance, behavior, or characteristics of such an Item and/or the use or application of such an Item;
d.A service part for, or a service for or for operating (including without limitation maintenance, repair, upgrade, consulting, process design and/or process optimization) any other Included Item;
[***]
1 A consumable is a substance that is used up or consumed during the production of semiconductors, such as gas(es) or liquid(s), and where, for purposes of clarification, an Item is not a consumable solely because it is acted on or processed during the production of semiconductors, such as a wafer, or solely because it wears or degrades during the production of semiconductors, such as a reticle.
2 By way of example, a component of an optical lithography system thereby becomes an Included Item, and any subcomponent of that component is therefore a “component … of … any other Included Item,” and thereby such subcomponent also becomes an Included Item, et cetera. That recursive treatment applies to all of paragraphs 1(vi)(a)-(i) of this Section.

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(vii)[***]

(viii)The “Lithography Business” is defined as the set of all Included Items of each Party.

(ix)[***]

IV.1.2    Master Product Lists

(i)Included as APPENDIX IIIA and IIIB are screenshots of emails from each Party to the other Party showing exchange of SMT’s and ASML’s respective “Master Product Lists” as of the Restated ASBA Effective Date, which shall be maintained in an Excel spreadsheet in an agreed-upon format common to both Parties,
[***].

IV.1.3    Notice Obligations:[***]

IV.1.4    Cure Of Inadvertent Inclusion As Included Item: [***]

IV.1.5    Initiation of Scope Dispute: [***]

IV.2    Pricing Model

IV.2.1    ASML and SMT agree to apply, with retroactive effect as of the ASML FY 2025 and the SMT FY 2024/2025, a pricing model for any product and service delivered by SMT to ASML as part of the Lithography Business (“SMT Product”) based on [***].

IV.2.2    Therefore, ASML and SMT shall, based on the ASML Lithography Business Plan, determine and thereafter regularly review the prices for the SMT Products as described in the following paragraphs (the “Pricing Model”).

    [***]

IV.3     Investment & Cash Support

Prepayments on materials and Other Supply Chain-Related Payments
IV.3.1    The Parties agree that ASML shall make prepayments to SMT for products to be supplied by SMT to ASML as part of the Lithography Business as follows:

(i)For EUV 0.55NA products which are ordered before 1 January 2021, and for any other products existing prior to the moment of signing this Agreement, regardless when ordered: amounts and schedule according to the existing prepayment mechanism as defined between the Parties before the moment of signing of this Agreement;

(ii)For EUV 0.55NA products which are ordered after January 1, 2021, and for any other products not yet existing prior to the Original Effective Date of this Agreement: amount equal to the material cost that SMT needs to pay to its suppliers, according to a schedule following the principle set out in paragraph 2 of this Section.

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IV.3.2    [***] The amount and timing of the material prepayments by ASML to SMT, less any payments from SMT to its suppliers, shall not have a significant positive but in any case not a negative FCF impact for SMT. In order to enable this, SMT shall provide ASML with the material cost expenditure profile for the respective product, broken down into a proposal for up to a maximum of 4 prepayments. [***]

IV.3.3    The Parties further agree that ASML shall make certain additional payments to SMT related to other SMT financial obligations incurred to manage its supply chain for the benefit of the Lithography Business, as follows: [***]

Financial Support for CAPEX investments

IV.3.4    Effective as of 1 October 2024, upon the request of SMT, ASML agrees to financially support SMT with its investments in property, plant, and equipment (“PP&E”), as that term is used in International Financial Reporting Standards (“IFRS”) International Accounting Standard (“IAS”) 16, as adopted by the European Union, made for the benefit of the Included Items of SMT (the “Investments”), by providing CAPEX Financial Support to SMT, as set forth below. Notwithstanding any CAPEX Financial Support made to SMT, all such PP&E shall be wholly owned by SMT or, as applicable, an Affiliate of SMT. Prior to 1 October 2024, the Parties entered into two loan agreements: (1) a Loan Agreement dated 22 September 2021, as amended pursuant to an Amendment Agreement dated 26 September 2022, and (2) a Loan Agreement dated 24 September 2024, as amended pursuant to a First Amendment and Restatement Agreement on the Restated ASBA Effective Date (collectively, “Loan Agreements”), and for purposes of clarification, nothing in this Section IV.3 shall affect the Parties’ respective rights and obligations under any such Loan Agreements.

IV.3.5    At the end of June of each SMT FY, the Lithography Steering Committee shall endeavor to agree on annual revenue forecasts for SMT [***].

IV.3.6    Definitions:

(i)[***]

(ii)[***]

(iii)[***]

(iv)[***]

(v)“Over-Threshold Investment” for a SMT FY shall mean the amount, as determined using the best information available, whether estimated, forecasted, or actual, by which (A) the total Investments for such SMT FY, plus the total Investments for the immediately prior SMT FY, less either (1) for SMT FY 2024/2025, the total amount that ASML loaned to SMT pursuant to any Loan Agreement in SMT FY 2023/2024 ([***]) or (2) for SMT FYs after SMT FY 2024/2025, the Total CAPEX Financial Support to SMT during the immediately prior SMT FY, exceeds (B) [***].

(vi)[***]

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(vii)“FCF” shall mean free cash flow, defined as operating cash flow less investing cash flow for PP&E and intangible assets.

IV.3.7    CAPEX Financial Support Election and Allocation:

(i)In the event the Over-Threshold Investment for a SMT FY is non-zero, SMT may elect to receive CAPEX Financial Support from ASML up to the amount of the Over-Threshold Investment (where the amount so elected by SMT is the “CAPEX Financial Support” for that SMT FY). SMT shall communicate its election to receive such CAPEX Financial Support in connection with the Financial Planning Meeting.

(ii)SMT shall invoice ASML for such CAPEX Financial Support in four installments, [***]

IV.3.8    Reduction of SMT’s Accounts Receivable from ASML: [***]

IV.3.9 In each of December, March, June, and September of a Current SMT FY, SMT shall reduce SMT’s accounts receivable from ASML that arose in that Current SMT FY in an amount equal to one-quarter of the forecasted Total Credit calculated under paragraph 8 of this Section for that Current SMT FY, and shall so notify ASML. Changes in the forecasted Total Credit calculated under paragraph 8 of this Section for that Current SMT FY shall lead to a reduction or increase of the amounts of any remaining quarterly reduction(s) in accounts receivable from ASML in that Current SMT FY. Within five (5) months after the Current SMT FY concludes, the actual Total Credit shall be finally determined based on the actual figures of that Current SMT FY. If the total of the reductions in accounts receivable from ASML by SMT under this paragraph 9 for that Current SMT FY was too high, this overage shall be repaid by ASML to SMT within fifteen (15) days of such determination. If the total of the reductions in accounts receivable from ASML by SMT under this paragraph 9 for that Current SMT FY was too low, or if SMT is for any reason not able to reduce its accounts receivable from ASML by the total amount of the Total Credit or Further Credit that arose in that Current SMT FY as set forth in this paragraph 9, such shortfall shall be paid by SMT to ASML within fifteen (15) days of such determination.

IV.3.10 Reversal Of Impairment Loss; Derecognition of Certain Liabilities [***]

IV.3.11 Termination Of Agreement

(i)Unless otherwise stated therein, the provisions of paragraphs 7(iii), 8, 9, and 10 of this Section shall survive termination of this Agreement.

Cash Support

IV.3.12 At the request of SMT, ASML shall, before the end of any financial year of SMT, provide cash support to SMT for such amount as may be necessary for SMT to maintain an Adjusted FCF from the Lithography Business over that year of at least [***]

IV.4     M&A [***]

IV.5     Divestments

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IV.5.1    Any gains or losses under the Applicable Accounting Standards related to divestments of assets in scope of the Lithography Business [***].

IV.5.2    Any gains or losses relating to divestments of assets of (parts of) Acquisitions that have not been implemented in the Lithography Business [***].

IV.6 Cost Allocation and Deviation Limits [***]

IV.7     Transparency & Validation

Transparency
The Parties warrant that the following documentation provided by each Party as attached to this Agreement as APPENDIX IX is accurate and represents the initial situation as of the original signing of this Agreement: [***]

IV.7.1    The following reports shall be provided yearly by each Party to the other Party: [***]

ASML’s Disclosures And Commitments Relating To ASML Customer Agreements

IV.7.2    Definitions: [***]

IV.7.3    Disclosures: [***]

Agreed Upon Procedures

IV.7.4    The Parties agree that they have annual agreed upon procedures conducted by their own external auditors (“Agreed Upon Procedures”) [***], with the following scope, and to be concluded by 31 March [***]:

IV.7.5    The report of the Agreed Upon Procedures shall be provided by the audited Party to the other Party immediately after preparation of the audit report by the external auditor, however by end of February of each year the latest. [***].

IV.7.6    With respect to the Agreed Upon Procedures, each Party proposes the process to be carried out by its auditor and agrees them with the other Party prior to engaging its auditor. Parties will agree on a reasonable materiality threshold for the Agreed Upon Procedures. Each Party shall have the right to request changes to the process proposed by the other Party and to suggest reasonable additional procedures. The approval of such additional procedures shall not be unreasonably withheld by the other Party.

Escalation

IV.7.7    In case of significant concerns with respect to the items covered in the Agreed Upon Procedures as described in paragraph 4 of this Section, resulting from the Agreed Upon Procedures or otherwise, each Party shall be entitled to request, not more than once a year, an auditor, to be selected at its discretion, to perform additional agreed upon procedures thereon (“Special Audit”). The latter

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Party shall bear the cost of the Special Audit, unless a material non-compliance is identified, [***]. In such case the audited Party shall bear the cost of the Special Audit.

Compliance

IV.7.8    The Parties shall agree on appropriate protocols to exchange the financial information necessary to execute the arrangements as set forth in Chapter IV. Commercial, including the information referred to in this Section, in a compliant manner.

IV.8     Historical Balances

IV.8.1    Instead of the repayment mechanism for any RBA HiNA Investment Down-payment and any HiNA Investment Down-payment paid to SMT up to and including 30 September 2020  pursuant to the High NA Development Agreement of 2 November 2016 (which has been terminated pursuant to this Agreement (the “Historical Repayment Mechanism”),  these payments shall be repaid to ASML through [***]

IV.8.2    For the avoidance of doubt, upon termination of this Agreement, the Historical Repayment Mechanism shall remain terminated and ASML shall, subject to the terms and conditions set forth in this Agreement, be entitled to impair any of the underlying assets as part of the mechanism regarding the final settlement as described in Section VII.2, paragraph 15.

IV.8.3    The payments made by ASML under the High NA Development Agreement after 30 September 2020 will be considered as prepayments [***]

IV.8.4    For avoidance of doubt, the RBA HiNA R&D NRE Payment and HiNA R&D NRE Payment as defined in the High NA Development Agreement of 2 November 2016 from ASML before 30 September 2020 will not be repaid and are considered expensed as agreed in the High NA Development Agreement.

IV.8.5    All other amounts prepaid by ASML to SMT, such as payments under ERBA 1 and ERBA 2, are unaffected by this agreement and have been further addressed in a ‘Support Letter’.

IV.8.6    Any existing agreements regarding warranty obligations of SMT for SMT Products shall continue to apply and may only be amended subject to mutual agreement by the Parties.

IV.9     Payment Terms

IV.9.1    The existing payment terms between the Parties shall continue to apply. Deviations to the payment terms described below can be discussed between the Parties in good faith.

IV.9.2    ASML shall not need to pay any invoices due during [***]. However, immediately following such period, ASML shall settle all accounts payable with SMT.

IV.9.3    During [***] SMT shall be entitled, at its discretion, (i) to request immediate payment of any invoiced accounts receivable, even if they are not due, or (ii) postpone receipt of any payments from ASML. However, immediately following such period, ASML shall settle all accounts payable with SMT. The general payment term will be [***]

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IV.10     Accounting

IV.10.1 The Parties agree that the following accounting standards apply: for ASML US GAAP, for SMT IFRS (the “Applicable Accounting Standards”).

IV.10.2 In the event of a change in the Applicable Accounting Standards with respect to a Party, and such change has an expected impact of [***] of such Party, it shall immediately inform the other Party of such change and the expected impact.

IV.10.3 If a Party intends to change the manner in which it applies the Applicable Accounting Standards, and such application has an impact of [***] of such Party, the consent of the other Party is required for such change. [***]

IV.11     Tax

IV.11.1 For the avoidance of doubt, other than the SMT Products, the Parties shall not transfer any assets pursuant to this Agreement, including any intangible assets such as IP (except for transactions according to Section V.3) or Goodwill.

IV.11.2 In compliance with all applicable tax and transfer pricing laws and regulations, the Parties shall support each other on the VAT and transfer pricing related documentation and substantiation related to the commercial arrangements under this Agreement. In case the Parties cannot reach agreement on such support, the Parties shall refer such matter to the Lithography Steering Committee, which shall finally discuss and agree on such matter.

IV.11.3 The Parties agree that any taxes, including penalties and interest costs, shall [***].

IV.11.4 Neither Party shall be liable for the other Party's or its Affiliates’ taxes, including corporate income tax assessed as a result of or in connection with this Agreement or the transactions contemplated by this Agreement.

IV.12     Exceptional Events

IV.12.1 In case of any ‘force majeure’ event impacting a Party’s and/or its Affiliates’ assets relating to the Lithography Business representing [***] (act of God such as fire, strike or other labor disturbance, flood, epidemic, earthquake, volcanic activity, quarantine restriction, war, riot or act of terrorism) (“Force Majeure Threshold”), the direct financial impact/effect of such event (including the direct loss, damages, fines and any connected legal fees/costs) exceeding the Force Majeure Threshold shall be born [***]

IV.12.2 In case of any legal issues (including any government investigations, proceedings, administrative or civil litigation), the direct financial impact/effect resulting from such issues (including the direct loss, damages, fines and any connected legal fees/costs) shall be born [***]

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IV.12.3 The Parties shall support each other using commercially reasonable efforts to mitigate and recover from the consequences of the ‘force majeure’ events referred to in paragraph 1 above, including through funding in accordance with Section IV.3.

IV.12.4 The Parties shall mutually agree, on a case by case basis, on the parameters for sharing the impact of Included Exceptional Events.

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V. Competences, IP & Exclusivity

V.1     Definitions

V.1.1    “Core Competencies of SMT” are:

(i)Know how, processes and devices for designing, manufacturing, assembling, adjusting, measuring, qualifying (not in resist) and, for Collector, cleaning of the below-mentioned Core Components of SMT.
V.1.2    “Core Components of SMT” are:

(i)Illumination systems for optical lithography systems, [***];

(ii)Projection systems for optical lithography systems, [***];

(iii)Collector for optical lithography systems, [***].
V.1.3    “Core Competencies” of ASML are:

(i)Know how, processes and devices for designing, manufacturing, assembling, adjusting, measuring and qualifying of the below-mentioned Core Components of ASML.
V.1.4    “Core Components” of ASML are:

(i)Optical lithography systems, [***];
-excluding reticles and wafers,
-including EUV light sources,
excluding the Core Components of SMT and the Common Components defined below.

V.1.5    “Common Components” are:

(i)[***].

V.1.6    “SMT Exclusive Field” shall mean the SMT Core Components.

V.1.7    “ASML Exclusive Field” shall mean ASML Core Components.

V.1.8    “Combined Exclusive Field” shall mean the ASML Exclusive Field and the SMT Exclusive Field.

V.2     Exclusivity

V.2.1    No Party shall manufacture or have manufactured the other Party’s Core Components.

V.2.2    No Party shall sell or have sold, deliver or have delivered the other Party's Core Components to third parties, except that ASML may sell SMT’s Core Components supplied by SMT as part of complete lithography systems.

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V.3     Intellectual Property; Ownership & Licenses

V.3.1    Definitions:

(i)“IP” shall mean Information and Patents.

(ii)“Information” shall mean all information owned and/or controlled by a Party and/or its Affiliates, including but not limited to Inventions, know-how, trade secrets, technology, applied research engineering data and information, drawings, designs and systems, computer software, report, documents, papers, files and data in any form related thereto.

(iii)“Patents” shall mean all patents, utility models, patent applications, utility model applications (including divisionals, continuations, continuations-in-part, reissues, renewals, amendments, re-examinations or extensions thereof), invention certificates and registered designs in any jurisdiction in the world owned and/or controlled by a Party and/or its Affiliates.

(iv)“Inventions” shall mean concepts eligible for protection by Patents.
V.3.2    Except as set forth in paragraphs 8 and 9 below, IP (Information and Patents) shall be owned by the Party or the Parties whose employee(s) and/or contractor(s) originated such IP.

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V.4     IP Disputes

V.4.1    The Parties acknowledge that resolving IP litigation with third parties relating to the Lithography Business (“Lithography Business IP Disputes”) requires transparency and open communication between the Parties.

V.4.2    In this connection, each Party shall notify the other Party of any such actual Lithography Business IP Disputes.

V.4.3    The Lithography Steering Committee shall decide the allocation of case management of Lithography Business IP Disputes based on the relevance of each Party’s respective Core Components for such Lithography Business IP Disputes. Each Party shall make available their respective Patents as reasonably required for resolving the Lithography Business IP Disputes. In case the Core Components and the Patents of a Party are not relevant to the Lithography Business IP Disputes, such Party will not participate in the case management, but shall be entitled to regular briefings on the progress of such Lithography Business IP Disputes.

V.4.4    Each Party shall diligently monitor and exchange views (subject to an appropriate common interest agreement where required) with the other Party on any third party Patents related to its part of the Lithography Business.

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VI. Marketing, Quality, Sustainability

VI.1     Marketing

VI.1.1    ASML shall expressly mention SMT (i.e. the ZEISS brand) in its marketing activities and promote that SMT optical systems are part of ASML´s lithography systems.

VI.1.2    SMT shall expressly mention ASML in its marketing activities and promote that SMT optical systems are part of ASML´s lithography systems.

VI.1.3    ASML shall affix to all its lithography systems containing an optical system from SMT, the then current ZEISS logo which shall be provided by SMT in a manner that is clearly visible to the end customer.

VI.1.4    ASML and SMT may jointly present the above-mentioned products to the ASML end customers at end customers sites.

VI.2     Quality

VI.2.1    The “Quality First Way of Working” document applies, reflecting the quality mindset and aspiration of ASML and SMT.

VI.2.2    ASML and SMT shall align on quality targets and roadmap to meet those targets at least once per year. ASML and SMT shall also review at least once per year the resulting quality performance at the end customer and align on revised quality targets and roadmap.

VI.2.3    With respect to quality, the Parties shall discuss and timely align upon:

•Validation of designs;
•Product verifications;
•Verification methods and equipment;
•Optical system test methods and test procedures (at SMT and ASML);
•How rules and regulations for solving quality problems shall be applied;
•Quality records; and
•Feedback methods
which shall be executed in line with each Party’s R&Rs as described in Section II.2.

VI.3     Sustainability

VI.3.1    The Parties recognize the increasing importance of corporate sustainability and agree to work towards improving sustainability. The Parties recognize the opportunity to work together to realize ambitious sustainability targets. To this end, the Parties shall exchange sustainability requirements which shall be reviewed, discussed, and result into sustainability targets mutually agreed by the Lithography Steering Committee.

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VII. Miscellaneous

VII.1 Effectiveness

VII.1.1    The Parties agree that the Agreement shall supersede any and all agreements between the Parties prior to the Original Effective Date covering the same subject matter or contradicting the terms of the Agreement and that the Agreement shall terminate the following agreements:
•The agreement signed on November 25, 1997 (the “1997 Agreement”)
•The agreement signed on March 17, 2000 (the “2000 EUV Agreement”)
•The agreement signed on October 24, 2003 (the “2003 Agreement”)
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•The agreement titled ‘High NA Development Agreement’ of November 2, 2016 (“High NA Development Agreement”)
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VII.2 Term and Termination

Term

VII.2.1    The Agreement shall have an indefinite term.

Parachute

VII.2.2    A first six (6) month “Termination Period” shall start two (2) years after the Restated ASBA Effective Date. If the Agreement is not terminated during a Termination Period, then a new six (6) month Termination Period shall start two (2) years after the end of each prior Termination Period. During each Termination Period, either Party may terminate the Agreement for any reason by submitting a written termination notice to the other Party. After the submission of a termination notice and through the remainder of the Termination Period, the Parties shall use commercially reasonable efforts to address the issue(s) that led the terminating Party to submit the termination notice. If in the sole determination of the terminating Party those efforts are insufficient to warrant withdrawal of the termination notice, termination will be effective at the end of the month following one (1) year after the submission of said termination notice, unless the Parties agree on a different effective termination date.

VII.2.3    Nothing in Section VII.2, paragraph 2 shall limit a Party’s right to terminate the Agreement if continuation of the Agreement would have an unforeseen materially adverse impact (aus wichtigem Grund) on the terminating Party.

VII.2.4    The Parties agree that the principle of continuing the business relationship between the Parties applies during the entire termination process as described in this Section.

Replacement Agreement Negotiation

VII.2.5    Upon receipt of the termination notice as referred to in paragraph 2, the Parties agree to immediately engage in good faith negotiations, led by the Lithography Steering Committee, on an agreement replacing this Agreement (the “Replacement Agreement”).

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VII.2.6    The Parties shall use best efforts to agree on the Replacement Agreement within six (6) months from the date of submission of the termination notice, unless the Parties agree on an earlier period (“First Negotiation Period”).

VII.2.7    The Replacement Agreement shall be based on the “Two Companies – One Business” concept and shall respect the exclusivity terms of Section V.2.

VII.2.8    The Parties agree to use the 1997 Agreement, the 2000 EUV Agreement, the 2003 Agreement and the 2013 Agreements, as important reference points in negotiating the Replacement Agreement.

VII.2.9    If the Parties fail to agree on a Replacement Agreement, immediately after the First Negotiation Period they shall request the Chairmen of the Supervisory Boards of ASML Holding N.V. and Carl Zeiss AG each to appoint an individual with an explicit mandate from ASML and SMT respectively to define a Replacement Agreement for the Parties’ future cooperation, including a replacement commercial arrangement (“Mandated Representatives”).

VII.2.10 The Mandated Representatives shall be appointed within 2 weeks and shall use best efforts to define a Replacement Agreement before the effective termination date of the Agreement (the “Second Negotiation Period”).

VII.2.11 Each Party shall submit to both Mandated Representatives (1) the reasons underlying the termination of this Agreement, (2) the principles and terms and conditions for a Replacement Agreement that they agree on, (3) the principles and terms and conditions for a Replacement Agreement that they were not able to agree on, (4) a proposal for a Replacement Agreement that aims to resolve the disagreements between the Parties.

VII.2.12 The Mandated Representatives shall use the 1997 Agreement, the 2000 Agreement, the 2003 Agreement and the 2013 Agreements as reference points in their discussions.

Termination for cause

VII.2.13 A Party may terminate this Agreement with immediate effect in case of:

(i)an Insolvency Event with respect to the other Party; or

(ii)a Material Breach of Obligations by the other Party; or

(iii)a Change of Control of the other Party; or

(iv)at least two Special Audits within a timeframe of three (3) years confirming substantially similar instances of non-compliance by the other Party that have a material impact on the Adjusted EBIT of either Party.
Termination for ‘regulatory force majeure’

VII.2.14 If there is a significant risk that any of the following events will occur, the Parties will in good faith negotiate on an appropriate solution to prevent said event from materializing.

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In case no such solution is found, the Agreement may be terminated by SMT in case of (i), (iii) and (iv), by ASML in case of (iv) and by either Party in case of (ii), effective immediately prior to the moment that the event would otherwise have materialized.

Effects of Termination

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VII.2.22 After the effective date of termination, the Parties shall in any event continue to:

(i)apply the “Two Companies – One Business” concept;

(ii)adhere to the principle of continuing the business relationship between the Parties, by continuing to do business with each other in order to meet end customer demand (i.e. SMT to continue to supply existing SMT Products to ASML, and ASML to continue to procure such products from SMT subject to fair commercial conditions to be agreed on between the Parties); and

(iii)be bound by the provisions regarding Exclusivity according to Section V.2 of this Agreement.

VII.3 Applicable Law

VII.3.1    This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany under exclusion of the international conflict of law’s provisions thereof. The United Nations Convention on the International Sale of Goods of 11 April 1980 shall not be applicable.

VII.4 Dispute Resolution

Management Escalation

VII.4.1    Other than a Scope Dispute, which shall be addressed in accordance with paragraphs 6-16 of this Section VII.4, the Parties agree to use best efforts to amicably settle any dispute, controversy or claim arising out of or in connection with this Agreement (“Dispute”), by first escalating such Dispute to the management boards of both Parties.

VII.4.2    For the avoidance of doubt, the fact that Parties disagree on matters where the Agreement requires mutual agreement, shall not be considered a Dispute in itself.

Mediation

VII.4.3    Any Dispute, that is not settled amicably through the management escalation as described above shall be settled by mediation under the Netherlands Arbitration Institute (NAI) Rules of Mediation.

Arbitration

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VII.4.4    Any Dispute, that is not settled through mediation as describes above shall be finally settled by arbitration under the Netherlands Arbitration Institute (NAI) Rules of Arbitration, with the possibility of instituting arbitral appeal under said rules.

Dispute Process

VII.4.5    The Parties agree that:

(i)the place of mediation/arbitration shall be Amsterdam, the Netherlands;

(ii)the language to be used in the mediation/arbitration proceedings shall be English;

(iii)the material laws to be applied by the mediator/arbitrators shall be those of the Republic of Germany with the exclusion of the United Nations Convention on Contracts for the International Sale of Goods (CISG) of 11 April 1980;

(iv)with respect to mediation, the Parties shall jointly appoint one mediator who may not be a citizen of a state where any of the Parties has its principal place of business;

(v)with respect to arbitration, the number of arbitrators shall be three and the chairman thereof may not be a citizen of a state where any of the Parties has its principal place of business. Any arbitrators selected based on the above mentioned procedure shall remain competent if further arbitration proceedings are started within two years of the settlement of the Dispute.

Scope Disputes

VII.4.6    Definitions [***]

VII.4.7    Confidentiality [***]

VII.4.8    Evidentiary Standards And Burden Of Proof: [***]

VII.4.9    Product Scope Review Committee: [***]

VII.4.10 Product Scope Assessment Experts: [***]

VII.4.11 Product Scope Review Process: [***]
VII.4.12 Lithography Steering Committee: [***]

VII.4.13 Escalation Process: [***]

VII.4.14 Precedential and Binding Nature Of Decisions: [***]

VII.4.15 Cost Scope Dispute Resolution: [***]

VII.4.16 Financial Impact Reclassification

(i)In the event a Scope Dispute results in the reclassification of an Item either from an Excluded Item to an Included Item, or from an Included Item to an Excluded Item (in either case, the Party that had originally classified such Item as either an Excluded Item or an

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Included Item being the “Reclassifying Party”), the financial consequences of such reclassification shall be limited as follows: [***]

VII.5 Confidentiality

VII.5.1    Both Parties agree that the following terms shall be applicable to all meetings and communications between employees and/or representatives of ASML and SMT as well as of their Affiliates in connection with the business relationship between ASML and SMT, specifically in the field of the Lithography Business and in any other field of business activities between ASML and SMT, hereinafter called the “Authorized Purpose”.

VII.5.2    The term “Affiliate” shall mean any corporation, company or other entity which: (i) is Controlled by a Party; (ii) Controls a Party; or (iii) is under common Control with a Party. “Control” is assumed when more than fifty percent (50%) of the controlled entity’s shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity. An entity is considered to be an Affiliate so long as such ownership or control exists. Notwithstanding the foregoing sentences of this paragraph 2, Carl Zeiss AG and ASML Holding N.V. respectively shall be deemed to be the ultimate parent companies having Control over SMT and ASML respectively.

VII.5.3    Any Party as well as its Affiliates (for the purpose of this Section hereinafter called “Disclosing Party") may disclose certain information to the other Party as well as its Affiliates (for the purpose of this Section hereinafter called “Receiving Party”) with respect to the Authorized Purpose in writing, orally and/or otherwise. Such information may be, without limitations, in the form of business and/or financial records, presentations, specifications, samples, photographs, drawings or other documents and such information shall in particular include (by way of example) the following information concerning the Disclosing Party’s Core Components:
•technical features, such as optical features
•characteristics and specifications
•processes and technologies
•test results.
All information so disclosed is hereinafter referred to as “Confidential Information".

VII.5.4    All Confidential Information, which shall include any derivative therefrom, or translation, abridgement, adaptation or other change thereof by ASML or SMT, shall be the property of the Disclosing Party.

VII.5.5    The Disclosing Party shall provide all Confidential Information on an „as is" basis, without any warranty whatsoever, whether express, implied or otherwise, regarding its accuracy, completeness or otherwise, and Disclosing Party shall not be liable for any direct, special, incidental, consequential or other damages.

VII.5.6    The Receiving Party shall return all Confidential Information and any copies thereof to the Disclosing Party immediately upon the Disclosing Party’s first written request.

VII.5.7    The Parties agree that, unless the Disclosing Party gives its prior written authorization, the Receiving Party shall, after disclosure of any Confidential Information hereunder:

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(i)Not use the Confidential Information for any other purpose than for the Authorized Purpose.

(ii)Protect the Disclosing Party's Confidential Information against disclosure in the same manner and with the same degree of care, with which it protects confidential information of its own, but not less than a reasonable degree of care;

(iii)Limit circulation of the Confidential Information disclosed by the Disclosing Party to such employees of the Receiving Party that have a need to know in connection with the Authorized Purpose and only if such employees are bound by written non-disclosure agreements whose terms are no less stringent than the ones in this Agreement. In case of doubt the Receiving Party agrees to request the Disclosing Party for the Disclosing Party’s opinion.

VII.5.8    The Parties acknowledge that the Disclosing Party may be irreparably harmed if the Receiving Party actually violates or threatens to violate its confidentiality obligations under this Agreement. Therefore, in the event of such actual or threatened violation the Disclosing Party shall be entitled to an injunction or any other appropriate steps regarding any actual or threatened violation by the Receiving Party or its employees.

VII.5.9    The Parties agree that information disclosed by the Disclosing Party to the Receiving Party pursuant to this Agreement which would otherwise be Confidential Information shall not be deemed Confidential Information to the extent that the Receiving Party can prove by written records that said information:

(i)Is part of the public domain at the time of receipt or thereafter without violation of this Agreement;

(ii)Is known and on record at the Receiving Party prior to disclosure by the Disclosing Party;

(iii)Is lawfully obtained by the Receiving Party from a third party who is not bound by similar confidentiality obligations to the Disclosing Party;

(iv)Is developed by the Receiving Party completely independently of any such disclosure by the Disclosing Party;

(v)Is ascertainable from a commercially available product; or

(vi)Is disclosed pursuant to administrative or judicial action, provided that the Receiving Party shall use its best efforts to maintain the confidentiality of the Confidential Information e.g. by asserting in such action any applicable privileges, and shall, immediately after getting knowledge or receiving notice of such action, notify the Disclosing Party thereof and give the Disclosing Party the opportunity to seek any legal remedies so as to maintain such Confidential Information in confidence.

If only a portion of the Confidential Information falls under any of the above subsections, then only that portion of the Confidential Information shall be excluded from the use and disclosure restrictions of this Agreement.

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VII.5.10 Nothing contained in this Section shall be construed as a grant by implication, estoppel or otherwise, of a license of any kind by the Disclosing Party to the Receiving Party e.g. to make, have made, use or sell any product using Confidential Information or as a license under any patent, patent application, utility model, copyright, maskwork right, or any other intellectual property right.

VII.5.11 SMT and its Affiliates shall comply with all applicable securities laws and shall (a) refrain from trading in securities of ASML or its Affiliates on the basis of Confidential Information disclosed by ASML in a way that is inconsistent with securities law and (b) not incite others to effect transactions on the basis of such Confidential Information.

VII.5.12 No Party shall (and shall ensure that none of its Affiliates and its and their respective agents, representatives or attorneys shall) originate any publicity, news release, or other public announcement, written or oral, relating to this Agreement without the prior approval of the other Party except as otherwise required by law. Such approval shall not be unreasonably withheld. For the avoidance of doubt, the Parties may disclose the terms of this Agreement to governmental authorities as required by any applicable law or the applicable rules or regulations of any securities exchange on which any of such Party’s securities are listed (in either case, as determined by such Party upon advice of counsel), provided that prior to any such required disclosure, the disclosing Party gives the non-disclosing Party reasonable advance notice of such disclosure, minimizes the scope of such disclosure (including by making redactions to documents provided as part of such disclosure and by cooperating with the non-disclosing Party to obtain protective orders) to the extent permitted under applicable law, and otherwise coordinates with the non-disclosing Party with respect to the scope of such disclosure.

VII.5.13 Paragraphs 2-12 of this Section shall survive termination of this Agreement.

VII.6 Change of Control

VII.6.1    “Change of Control” shall mean in respect of a Party if (i) that Party sells, leases or exchanges a material portion of its assets, (ii) that Party merges or consolidates with or into another Person, or (iii) a change in Control of that Party occurs. As used herein, “Person” shall mean any individual, partnership, corporation, trust, limited liability entity, unincorporated organization, association, governmental authority or any other entity.

VII.7 Insolvency Event

VII.7.1    “Insolvency Event” shall mean in respect of a Party if that Party:

(i)is dissolved (other than as a result of a consolidation, amalgamation or merger);

(ii)admits in writing its inability generally to pay its debts as they become due;

(iii)makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(iv)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its

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incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, in each case other than by way of an Undisclosed Administration, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(v)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and
a.results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
b.is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(vi)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vii)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee in bankruptcy, custodian or other similar official for it or for all or substantially all its assets, in each case other than by way of an Undisclosed Administration;

(viii)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(ix)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (viii) above; or

(x)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

VII.7.2    “Undisclosed Administration” shall mean, in relation to a Party, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where that Party is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

VII.8 Material Breach

VII.8.1    “Material Breach of Obligations” shall mean if a Party is in breach of any of its obligations under either this Agreement or any Loan Agreements, to an extent or in a manner which has a Material Adverse Effect.

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VII.8.2    “Material Adverse Effect” shall mean, in relation to the other Party, a material adverse effect on

(i)the business, operations, property, condition (financial or otherwise) or prospects of such Party;

(ii)the ability of such Party to perform its obligations under this Agreement; or

(iii)the validity or enforceability of this Agreement or the rights or remedies of the Parties thereunder.

VII.9 Assignment

VII.9.1    Neither Party may assign their rights or delegate or subcontract their duties under this Agreement to any third parties without the prior written consent of the other Party, such consent not to be unreasonably withheld.

VII.10 Other

VII.10.1 The invalidity or unenforceability of one or more provisions of this Agreement shall not lead to its invalidity overall. The Parties shall endeavor to replace invalid or unenforceable provisions by such valid and enforceable provisions that approximate as closely as permissible the commercial intent of the invalid or unenforceable provisions.

VII.10.2 This Agreement and any amendments, supplements or the termination of this Agreement (including this written form clause) shall be valid only if made in writing. Stricter statutory form requirements shall remain unaffected. An amendment or supplement shall not become effective until signed by authorized representatives of both Parties.

VII.10.3 All written notices under this Agreement shall be deemed to have been duly given when delivered personally or sent by registered or certified mail (return receipt requested), to the following addresses:

For ASML: ASML Netherlands B.V., De Run 6501, 5504 DR, the Netherlands, to the attention of [***]

For SMT: Carl Zeiss SMT GmbH, Rudolf-Eber-Strasse 2, 73447 Oberkochen, Germany, to the attention of [***]

Any Party may change its address for the purpose of this clause by giving written notice to the other Party in accordance with this provision. Written notices shall be deemed to have been received on the date of delivery if delivered personally, or on the date of receipt if sent by registered or certified mail.

VII.10.4 In the event of any inconsistencies or conflicts between this Agreement and any other agreements, terms and conditions, processes, and/or ways of working relating to the Lithography Business, the terms of this Agreement shall prevail.

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IN WITNESS WHEREOF, the Parties have caused this Restated ASBA to be executed and delivered by their respective duly authorized representatives as of the Restated ASBA Effective Date.

ASML Netherlands B.V.                    Carl Zeiss SMT GmbH

By:    [***]                            By:    [***]

Name:    [***]                            Name:    [***]

Title:    [***]                            Title:    [***]

Date:    [***]                            Date:    [***]

By:    [***]                            By:    [***]

Name:    [***]                            Name:    [***]

Title:    [***]                            Title:    [***]

Date:    [***]                            Date:    [***]

By:    [***]                            By:    [***]

Name:    [***]                            Name:    [***]

Title:    [***]                            Title:    [***]

Date:    [***]                            Date:    [***]

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APPENDIX I – ASML LITHOGRAPHY BUSINESS PLAN
[***]
APPENDIX II – FINANCIAL INFORMATION PRODUCT LIST
[***]
APPENDIX IIIA – SMT’S MASTER PRODUCT LIST
[***]
APPENDIX IIIB – ASML’S MASTER PRODUCT LIST
[***]
APPENDIX IV – PRICING MODEL EXAMPLE*
[***]
APPENDIX V – FINANCIAL PLANNING PROCESS
[***]
APPENDIX VI
[***]
APPENDIX VII
[***]
APPENDIX VIII – LIST OF INTERNAL COMPONENTS AND INTERNAL SERVICES
[***]
APPENDIX IX – TRANSPARENCY DOCUMENTATION
[***]
APPENDIX X –DEPRECIATION SCHEDULE
[***]
APPENDIX XI
[***]
APPENDIX XII – CAPITAL UTILIZATION VARIANCE
[***]
APPENDIX XIII – SMT SUPPLY CHAIN REPORTING TEMPLATES
[***]
APPENDIX XIV – ASML DISCLOSURES REGARDING EXCLUDED ITEM TRANSACTIONS
[***]

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